EXHIBIT 99.1

Debut Broadcasting Generates Positive EBITDA Results for the Third Quarter (Ended Sept. 30)

Debut Broadcasting Corporation, Inc. a media and entertainment company, today announced it generated positive earnings results of $78,606 before interest, tax, depreciation and amortization (EBITDA) for its 2008 third quarter (ended Sept. 30), results the company accomplished a full quarter before it expected to do so.

When compared on a quarter-over-quarter basis, Debut Broadcasting™ achieved net revenue of $741,074 for the third quarter of 2008, a slight increase of $14,636 in net revenue, versus net revenue of $726,438 for the prior quarter ended June 30, 2008. More importantly, the company swung from a net loss of $263,285 during the second quarter of 2008 to EBITDA positive results of $78,606 for the third quarter of 2008.

In addition, the company saw a 180 percent increase in advertising revenue for the third quarter of 2008 through its owned and managed radio stations versus comparable advertising revenue in the same quarter in 2007. In spite of the fact that Debut added an additional radio station during the quarter, expenses remained relatively flat.

On a more traditional comparative basis, Debut net revenue for the third quarter of 2008 was $476,544 higher than the net revenue of $264,530 the company generated during the third quarter of 2007 (also ended Sept. 30). At the same time Debut noted that approximately $220,000 of the net revenue growth experienced by the company in the third quarter of 2007 was specifically related to the growth of five radio stations in the Greenville, Mississippi, area, and the acquisition of WBBV FM in Vicksburg, Mississippi. Additional increases in revenue related to growth in core syndication activities.

Additionally, for the nine months ended Sept. 30, 2008, Debut generated net revenue of $1.92 million and a net loss of $594,848 versus net revenue of $528,605 and a net loss of $1.24 million for the comparable year ago nine-month period (ended Sept. 30, 2007).

“We are very pleased to be able to announce that we have achieved operational profitability (before interest, tax, depreciation and amortization) a full 90 days ahead of schedule,” said Steven Ludwig, CEO of Debut Broadcasting. “This is a huge accomplishment that required the best work of everyone on the Debut team, and I thank them for their efforts. Although our net revenue was only slightly ahead of last quarter’s results, we feel good about what we achieved during the quarter given the challenges faced by so many other companies during the quarter. On top of that, the fourth quarter is traditionally our strongest quarter of the year, so we’re looking forward to great things this last part of the year.”

Debut executives expect to host an investor conference call before the end of November in order to provide additional updates and insights to investors.

Syndication Revenue Shows Dramatic Increase for the Year

Although gross syndication revenue for the 2008 third quarter was down $110,000 versus second quarter gross syndication revenue for 2008, Debut Broadcasting generated more than $2.5 million in gross syndication revenue during the first nine months of 2008. Such results represent an increase of $750,000 during the first nine months of 2008 versus the gross syndication results of $1.78 million for all of 2007.

Additionally, on a comparable quarter basis, Debut generated $1.21 million in gross syndication revenue for the third quarter of 2008 versus gross syndication revenue of $548,000 for the third quarter of 2007, an increase of $746,000 or more than 220 percent.

Gross Revenue, Syndication
	Q1	Q2	Q3	Q4	Total
2008	$550 K	$1.32 M	$1.21 M	—	$2.53 M
2007	$357 K	$417 K	$464 K	$548 K	$1.78 M

“Through Impact Radio Networks™, Debut’s syndication arm, the company has already exceeded 2007 gross syndication revenue by more than 40 percent, and we’ve done so in nine months,” Ludwig said. “Impact Radio Networks is a key differentiator for Debut Broadcasting, a differentiator that allows us to provide syndicated content and services to over 1,400 radio stations in the U.S. and Canada and reach more than 45 million listeners weekly. As we add more properties to our growing number of owned-and-operated (O&O) and managed radio stations in the southeastern U.S., we expect we will uncover new opportunities to create for additional radio programs to meet more of the programming needs of our syndication partners.”

About Debut Broadcasting Corporation, Inc.

A media and entertainment company, Debut Broadcasting Corporation, Inc. (OTCBB: DBTB) supports its clients throughout North America while also improving shareholder value through targeted turnaround opportunities in the southeastern United States. Through its entertainment arm, Impact Radio Networks, Debut sells pre-recorded radio programs and related services to more than 1,400 AM and FM stations in the U.S. and Canada, and reaches more than 45 million listeners per week, making it one of the leading syndicators in the industry. The company also provides marketing, consulting and media buying for its radio broadcast stations. Through its media division, Debut identifies and acquires (or manages) underperforming and undervalued media properties in the southeastern U.S. For more information about Debut Broadcasting, please visit www.debutbroadcasting.com or email ir@debutbroadcasting.com.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “expect,” “anticipate,” “believe,” “estimate,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would,” “plan,” “forecast” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the services provided by our Chief Financial Officer, our entry into new markets and fields, and our earnings potential.

We caution you not to place undue reliance on the forward-looking statements contained in this news release because actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, our ability to provide and market competitive services and products, our ability to attract, train and retain qualified personnel, our ability to operate and integrate new technology, changes in consumer preferences, changes in our operating or expansion strategy, changes in economic conditions, our ability to identify and effectively integrate potential acquisitions, FCC and government approval of potential acquisitions, geographic concentrations of our assets and susceptibility to economic downturns in that area, our ability to compete with other companies that produce and distribute syndicated radio programs and/or own radio stations, other factors generally understood to affect the financial condition or results of companies that produce and distribute syndicated radio programs and/or own radio stations and other factors detailed from time to time in our press releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect the occurrence of changes or unanticipated events, circumstances or results that occur after the date of this news release.

DEBUT BROADCASTING CORPORATION, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT (Unaudited)

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	2008	2007	2008	2007

Net Revenue	$741,074	$264,530	$1,918,857	$528,605

Operating Expenses
Advertising	21,751	6,580	174,491	36,595
Operating Expense	711,739	683,003	2,088,904	1,234,620
Depreciation Expense	28,889	26,611	94,757	38,023
Merger and Acquisition Related Expenses	10,405	57,634	11,300	397,562

Total Operating Expenses	772,784	1,343,567	2,369,452	2,276,539

Operating (loss)	(31,711)	(509,297)	(450,596)	(1,178,195)

Other income and expense
Interest Income	(7,143)	(8,239)	(9,542)	(18,356)
Interest Expense	46,200	23,058	153,795	76,132

Total Other income and expense	39,057	14,819	144,253	57,776

Net (loss)	$(70,767)	$(524,116)	$(594,848)	$(1,235,971)

Accumulated Deficit at the Beginning of the Period	(2,945,025)	(1,437,052)	(2,420,944)	(725,197)

Accumulated Deficit at the End of the Period	(3,015,792)	(1,961,168)	(3,015,792)	(1,961,168)

ASSETS	30-Sep 2008 (Unaudited)	31-Dec 2007

Current assets
Cash and cash equivalents	$70,561	$8,643
Accounts receivable, net	1,396,030	650,580
Other current assets	465,844	45,723
Total current assets	1,932,435	704,946
Property and equipment, net	777,835	541,159
Goodwill	459,280	79,280
FCC licenses	1,509,500	1,037,000
Other intangible assets, net	34,012	13,925
Total assets	$4,713,062	$2,376,310

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$498,920	$339,734
Accrued expenses and taxes	1,180,127	339,442
Notes payable	-	-
Notes payable to stockholders	750,000	-
Lines of credit	602,262	239,297
Current portion of long-term debt	34,451	85,600
Total current liabilities	3,065,760	1,004,073
Long term liabilities
Long-term debt	1,471,298	601,374
Total long term liabilities	1,471,298	601,374
Total liabilities	4,537,059	1,605,447
Stockholders' equity
Common stock - $.003 par value, 100,000,000 shares authorized; 19,794,360 issued and outstanding.	30,383	30,383
Additional paid in capital	3,162,272	3,162,272
Accumulated deficit	(3,016,651)	(2,421,792)
Total stockholders' equity	176,003	770,863
Total Liabilities & Equity	$4,713,062	$2,376,310

Debut Broadcasting and Impact Radio Networks are trademarks of Debut Broadcasting Corporation, Inc. All other trademarks are property of their respective owners.